SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 23, 2003

Date of Report (Date of earliest event reported)

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Fourth Avenue N., Suite 440, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2.	Acquisition or Disposition of Assets.

On October 23, 2003, Fisher Communications, Inc. (the “Company”) completed the sale of two commercial properties by its real estate subsidiary, Fisher Properties Inc., to RREEF America LLC, in accordance with the terms of the Purchase Agreement between Fisher Properties Inc. and RREEF America LLC dated July 30, 2003 (the “Purchase Agreement”), as amended on September 30, 2003. The properties sold were the West Lake Union Center in Seattle, Washington and the Fisher Business Center in Lynnwood, Washington (the “Properties”). Fisher Properties Inc. will continue to manage the facilities. The total purchase price for the Properties was $62 million. Net proceeds to the Company after income taxes, closing costs and reimbursement of certain other items were approximately $52 million. The Company used the net proceeds of the sale to retire mortgages on the Properties and to reduce other corporate debt. Consideration paid by RREEF America LLC was determined through arms’ length negotiations between the parties. The foregoing description of the sales of the Properties does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the amendment to the Purchase Agreement, which are attached hereto as Exhibits 2.1 and 2.2, respectively. A copy of the press release announcing the sale of the Properties is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(b) Pro Forma Financial Information

The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K and prepared according to Article 11 of Regulation S-X is filed herewith and incorporated herein by reference.

Unaudited Pro Forma Financial Data

On October 23, 2003, Fisher Communications, Inc. (the “Company”) completed the sale of two commercial properties by its real estate subsidiary, Fisher Properties Inc., to RREEF America LLC. The properties sold were the West Lake Union Center in Seattle, Washington and the Fisher Business Center in Lynnwood, Washington (the “Properties”). The total purchase price for the Properties was $62 million. Net proceeds to the Company after income taxes, closing costs and reimbursement of certain other items were approximately $52 million. The Company used the net proceeds of the sale to retire mortgages on the Properties and to reduce other corporate debt.

The unaudited pro forma financial data presented below is based on the historical financial statements of the Company and gives effect to the disposition of the Properties to be accounted for as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”. The following pro forma financial data and notes thereto are being filed herewith:

•	Unaudited Pro Forma Consolidated Statement of Operations Data for the six months ended June 30, 2003, giving effect to the transaction as if it had occurred on January 1, 2003

•	Unaudited Pro Forma Consolidated Statement of Operations Data for the years ended December 31, 2002, December 31, 2001, and December 31, 2000, giving effect to the transaction as if it had occurred on January 1, 2000

•	Unaudited Pro Forma Consolidated Balance Sheet Data as of June 30, 2003, giving effect to the transaction as if it had occurred on June 30, 2003

The pro forma financial information represents, in the opinion of management, all adjustments necessary to present the Company’s pro forma results of operations and financial position in accordance with Article 11 of the United States Securities and Exchange Commission Regulation S-X and is based upon available information and certain assumptions considered reasonable under the circumstances. The Unaudited Pro Forma Consolidated Statement of Operations Data also excludes the gain on sale noted above, and any other non-recurring charges or credits attributable to the transaction.

The pro forma financial data and notes thereto should be read in conjunction with the historical consolidated financial statements of the Company, including the financial information contained in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 and the accompanying notes thereto, which are incorporated herein by reference. The unaudited pro forma financial data is based upon certain assumptions and estimates of management that are subject to change. The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the sale of the Properties had actually occurred on the indicated dates.

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATONS DATA

FOR THE SIX MONTHS ENDED JUNE 30, 2003

	Historical	Pro Forma Adjustments (1)	Pro Forma As Adjusted
(in thousands, except per-share amounts)
Revenue	$71,152	$(3,393)	$67,759
Costs and expenses
Cost of services sold, exclusive of depreciation	35,818	(372)	35,446
Selling expenses	12,166		12,166
General and administrative expenses	21,963		21,963
Depreciation	9,194	(1,175)	8,019

	79,141	(1,547)	77,594

Loss from operations	(7,989)	(1,846)	(9,835)
Net gain on derivative instruments	411		411
Other income, net	5,601		5,601
Equity in operations of equity investees	2		2
Interest expense	(10,149)	1,718	(8,431)

Loss from continuing operations before income taxes	(12,124)	(128)	(12,252)
Provision for federal and state income taxes (benefit)	(4,729)	(46)	(4,775)

Loss from continuing operations	$(7,395)	$(82)	$(7,477)

Basic and diluted loss per share from continuing operations	$(0.86)		$(0.87)
Basic and diluted weighted average shares outstanding	8,594		8,594

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2002

	Historical	Pro Forma Adjustments(1)	Pro Forma As Adjusted
(in thousands, except per-share amounts)
Revenue	$154,088	$(7,301)	$146,787
Costs and expenses
Cost of services sold, exclusive of depreciation	67,256	(567)	66,689
Selling expenses	23,143		23,143
General and administrative expenses	44,464		44,464
Depreciation	21,097	(2,263)	18,834

	155,960	(2,830)	153,130

Loss from operations	(1,872)	(4,471)	(6,343)
Net gain on derivative instruments	1,632		1,632
Gain on sale of real estate	5,442		5,442
Other income, net	2,978		2,978
Equity in operations of equity investees	93		93
Interest expense	(19,455)	3,523	(15,932)

Loss from continuing operations before income taxes	(11,182)	(948)	(12,130)
Provision for federal and state income taxes (benefit)	(4,899)	(350)	(5,249)

Loss from continuing operations	$(6,283)	$(598)	$(6,881)

Basic and diluted loss per share from continuing operations	$(0.73)		$(0.80)
Basic and diluted weighted average shares outstanding	8,593		8,593

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2001

	Historical	Pro Forma Adjustments (1)	Pro Forma As Adjusted
(in thousands, except per-share amounts)
Revenue	$158,594	$(7,212)	$151,382
Costs and expenses
Cost of services sold, exclusive of depreciation	71,106	(566)	70,540
Selling expenses	21,179		21,179
General and administrative expenses	44,292		44,292
Depreciation	23,639	(2,315)	21,324

	160,216	(2,881)	157,335

Loss from operations	(1,622)	(4,331)	(5,953)
Other income, net	3,210		3,210
Equity in operations of equity investees	7		7
Interest expense	(16,890)	3,343	(13,547)

Loss from continuing operations before income taxes	(15,295)	(988)	(16,283)
Provision for federal and state income taxes (benefit)	(6,854)	(356)	(7,210)

Loss from continuing operations	$(8,441)	$(632)	$(9,073)

Basic and diluted loss per share from continuing operations	$(0.98)		$(1.06)
Basic and diluted weighted average shares outstanding	8,575		8,575

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2000

	Historical	Pro Forma Adjustments(1)	Pro Forma As Adjusted
(in thousands, except per-share amounts)
Revenue	$206,824	$(7,266)	$199,558
Costs and expenses
Cost of services sold, exclusive of depreciation	71,502	(574)	70,928
Selling expenses	22,791		22,791
General and administrative expenses	44,901		44,901
Depreciation	20,873	(2,317)	18,556

	160,067	(2,891)	157,176

Income from operations	46,757	(4,375)	42,382
Gain on sale of real estate	852		852
Gain on sale of KJEO TV	15,722		15,722
Other income, net	4,625		4,625
Equity in operations of equity investees	121		121
Interest expense	(20,393)	3,728	(16,665)

Income from continuing operations before income taxes	47,684	(647)	47,037
Provision for federal and state income taxes	16,286	(233)	16,053

Income from continuing operations	$31,398	$(414)	$30,984

Income per share from continuing operations	$3.67		$3.62
Income per share from continuing operations, assuming dilution	$3.65		$3.61
Weighted average shares outstanding	8,556		8,556
Weighted average shares outstanding, assuming dilution	8,593		8,593

UNAUDITED PRO FORMA

CONSOLIDATED BALANCE SHEET DATA

AS OF JUNE 30, 2003

	Historical	Pro Forma Adjustments(2)		Pro Forma As Adjusted
(in thousands)
ASSETS
Current Assets
Cash and short-term cash investments	$9,854	$		$9,854
Receivables	29,062			29,062
Prepaid expenses	7,523		(218)	7,305
Television and radio broadcast rights	6,816			6,816
Assets held for sale	2,503			2,503

Total current assets	55,758		(218)	55,540

Marketable Securities, at market value	105,954			105,954

Other Assets
Cash value of life insurance and retirement deposits	13,965			13,965
Television and radio broadcast rights	4,582			4,582
Goodwill, net	38,354			38,354
Intangible assets	1,232			1,232
Investments in equity investees	2,925			2,925
Other	11,957		(743)	11,214
Assets held for sale	62,039			62,039

	135,054		(743)	134,311

Property, Plant and Equipment, net	205,970		(43,950)	162,020

	$502,736		$(44,911)	$457,825

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Notes payable	$8,274		$(1,685)	$6,589
Trade accounts payable	3,659		(245)	3,414
Accrued payroll and related benefits	9,653			9,653
Television and radio broadcast rights payable	5,191			5,191
Other current liabilities	1,328		(572)	756
Liabilities held for sale	1,187			1,187

Total current liabilities	29,292		(2,502)	26,790

Long-term Debt, net of current maturities	258,848		(48,703)	210,145

Other Liabilities
Accrued retirement benefits	17,361			17,361
Deferred income taxes	27,177		(4,235)	22,942
Television and radio broadcast rights payable, long-term portion	142			142
Other liabilities	5,086		(399)	4,687
Liabilities held for sale	398			398

	50,164		(4,634)	45,530

Commitments and Contingencies
Stockholders’ Equity
Common stock	10,744			10,744
Capital in excess of par	3,490			3,490
Deferred compensation	(5)			(5)
Accumulated other comprehensive income—net of income taxes:
Unrealized gain on marketable securities	68,208			68,208
Minimum pension liability	(1,773)			(1,773)
Retained earnings	83,768		10,928	94,696

	164,432		10,928	175,360

	$502,736		$(44,911)	$457,825

(1)	To give effect to the elimination of revenues, corresponding cost of services sold, depreciation, interest, and income taxes associated with the Properties in the period indicated. The pro forma adjustment for interest expense consists of mortgage interest relating to loans on the Properties as well as an allocation of interest expense relating to corporate debt that is required to be repaid from the net proceeds from the sale of the Properties. The allocation of corporate interest totaled $305,000 in the Unaudited Pro Forma Consolidated Statement of Operations Data for the six

months ended June 30, 2003, compared to $642,000, $694,000, and $991,000 in each of the Unaudited Pro Forma Consolidated Statements of Operations Data for the years ended December 31, 2002, 2001, and 2000, respectively. The non-recurring gain on sale of the Properties has not been included in the Unaudited Pro Forma Consolidated Statement of Operations Data but will be reflected in the Company’s financial statements in the period in which the transaction was consummated.

(2)	To give effect to the following items:

•	Sale and/or assumption of certain assets and liabilities pertaining to the Properties, and the elimination of such items as shown in the Unaudited Pro Forma Consolidated Balance Sheet Data, including the following items: prepaid real estate taxes, deferred leasing and financing costs, the depreciated cost of the Properties, prepaid rent and sinking fund liabilities, and tenant deposits and retainages.

•	Application of sale proceeds to eliminate current and long-term mortgage debt and related accrued mortgage interest, as well as to pay down corporate debt with remaining cash proceeds as required by the Company’s debt agreements.

•	A non-recurring gain on sale of $10,928,000, net of income taxes of $6,100,000, has been determined assuming that the sale occurred on June 30, 2003 and has been reflected in the Unaudited Pro Forma Consolidated Balance Sheet Data. The non-recurring gain was calculated as net proceeds, less closing costs and income taxes calculated on the sale, less certain assets and liabilities pertaining to the Properties as reflected in the Unaudited Pro Forma Consolidated Balance Sheet Data.

•	Elimination of deferred taxes relating to the difference in book and tax bases of the Properties, which elimination is included in the aforementioned calculation of income taxes on the gain.

(c)	Exhibits

2.1	Purchase Agreement between Fisher Properties Inc. and RREEF America LLC, dated July 30, 2003.

2.2	Amendment to the Purchase Agreement between Fisher Properties Inc. and RREEF America LLC, dated September 30, 2003.

99.1	Press Release of Fisher Communications, Inc. issued October 23, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: November 6, 2003	By	/s/ David D. Hillard

David D. Hillard Senior Vice President Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

2.1	Purchase Agreement dated July 30, 2003.

2.2	Amendment to Purchase Agreement dated September 30, 2003.

99.1	Press Release issued October 23, 2003.